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                                                                  EXHIBIT  99.3


                          CONSENT OF MARSHALL S. GELLER
                  I hereby consent to the use of my name in the Registration Statement on Form S-4 of Quantum Direct Corporation and any amendment thereto, as the same appears therein under the caption "The Combined Company--Directors and Executive Officers" with respect to my becoming a director of Quantum Direct Corporation.

March 12, 1998
                                           /s/  Marshall S. Geller
                                           ------------------------------------
                                           Marshall S. Geller